Exhibit 99.1

July 12, 2013 Dear Stockholder: As we mentioned last month, we are currently pursuing a transaction to sell our apartment portfolio. This transaction continues to move forward and we hope to finalize this deal in the 3rd quarter of 2013. These class "A" assets have performed well in our portfolio and provided our stockholders a positive return. We expect the purchase price for these assets to be above their original acquisition price. Selling these assets matches our long-term strategy, and with the attractive pricing and potential for new multi-family developments entering our markets, the timing to sell is advantageous. We plan to reinvest the cash proceeds of about $200 million into multi-tenant retail, student housing and hotel properties as we believe this will provide higher cash earnings in the future for the REIT above the potential earnings of the apartment assets. Just to remind everyone of our long-term strategies, one of our main priorities since the inception of the REIT is to provide a sustainable distribution to our shareholders while maintaining capital preservation. Our next goal is to actively tailor our portfolio into the three asset classes listed above. We believe this strategy will provide our shareholders the best opportunity to benefit from the recovering real estate cycle. Finally, we are positioning our company and our portfolio of assets for several potential shareholder liquidity events. As we move through 2013, we anticipate further announcements regarding acquisitions and dispositions in our portfolio and we look forward to providing you with updates. Inland American Brings Sustainability to Their Tenants Implementing sustainable practices in our communities is an important initiative for our management companies. Here are some of the ways we are helping and encouraging our tenants and properties to administer sustainable practices: Retail Portfolio - Inland American's highly successful direct mail programs, all of which are printed on recycled paper, draw hundreds of thousands of customers to our nearly 2,200 retail tenants. We also promote email and mobile app advertising programs to provide a paperless alternative. This year several of our shopping centers will host "Think Green, Act Green" sustainability events. Attendees at these events receive a complimentary "Plant a Tree" card, with which they can have a tree planted in their names. INLAND AMERICAN ENHANCES SUSTAINABILITY PRACTICES!! Portfolio by Asset Class 03/31/13 *Based on undepreciated assets

Office Portfolio - All office buildings managed by Inland American have trash recycling programs in place. Additionally, 10 office buildings recently started participating in MBX, a system that monitors and tracks energy use and makes recommendations for reducing energy consumption. Inland has also implemented a number of sustainable business practices in our offices nationwide. For example, we added occupancy sensors to new offices and restrooms that detect movement and turn off lights when the room is vacant. Additionally, employees are encouraged to increase their rate of recycling paper and bring their own coffee cups to reduce the use of disposable cups. This is only the start of our sustainability program and we will continue to implement new practices and ideas across our portfolio and company over time. 1st Quarter 2013 Earnings Recap Video Our goal at Inland American has always been to deliver complete, concise and timely information to our shareholders. The execution of this goal continued in June when senior management released our 1st quarter 2013 Financial Update Video. The video featured the following topics: our continued execution on our long-term portfolio strategy, our 1st quarter financial results and 2013 guidance and responses to some of the most frequently asked questions we have received over the past several months. The video replaces our normal webcast and is available on the Inland American website, www.inlandamerican.com. In order to help us continue to improve our communication efforts, please complete the brief survey attached to the video. Thank you for your time, attention and continued support of Inland American. Cash Distribution Enclosed is a check for your cash distribution equaling $0.04167 per share for the month of June 2013. Inland American’s distribution is paid monthly at an annualized rate equal to $0.50 per share. This equates to a 7.2% annualized yield based on our current estimated per share value. If you have invested through a trustee or participate in Direct Deposit or the Distribution Reinvestment Plan, a distribution statement is enclosed in lieu of a check. Sincerely, INLAND AMERICAN REAL ESTATE TRUST, INC. Robert D. Parks Thomas P. McGuinness Chairman of the Board President cc: Trustee Broker Dealer Financial Advisor The statements and certain other information contained in this letter, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” “position,” “probable,” “committed,” “achieve,” and “focused,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.